                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission Only
                                                     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 SYSTEMED INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 SYSTEMED INC.
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              [SYSTEMED INC. LOGO]
                        970 WEST 190TH STREET, SUITE 400
                           TORRANCE, CALIFORNIA 90502

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON FRIDAY, MAY 24, 1996

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Systemed Inc. (the "Company") will be held at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California, on Friday, May 24, 1996 at 9:00 a.m. for the following purposes:

        (1) To elect members of the Board of Directors to serve until the next Annual Meeting of Stockholders; and

        (2) To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 26, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of the Company's Common Stock and 8% Convertible Preferred Stock at the close of business on the record date are entitled to vote at the meeting.

     Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                               By Order of the Board of
                                               Directors,

                                               Sam Westover
                                               President and Chief Executive
                                               Officer

Torrance, California
April 19, 1996

                                 SYSTEMED INC.
                        970 WEST 190TH STREET, SUITE 400
                           TORRANCE, CALIFORNIA 90502

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                              FRIDAY, MAY 24, 1996

                            ------------------------

                                PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Systemed Inc., a Delaware corporation, in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on May 24, 1996, and at any and all adjournments thereof (the "Annual Meeting"). This Proxy Statement and form of Proxy are being mailed to the Company's stockholders on or about April 19, 1996.

     A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder for the nominees to the Board of Directors and for any other matter properly brought before the stockholders. If no direction is made, the shares represented by each properly executed proxy will be voted for management's nominees for the Board of Directors. As to any other business which may properly be brought before the stockholders and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders.

     Any proxy given may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote their shares in person if such stockholder so desires.

     It is contemplated that the solicitation of proxies will be made primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

     The Bylaws of the Company provide that the holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Except as otherwise provided by statute, the Certificate of Incorporation of the Company or the Bylaws, all matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. All other matters to come before the Annual Meeting require the approval of a majority of the shares of voting stock present and entitled to vote thereat. Therefore, abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes as to a particular proposal, however, will be deemed shares not entitled to vote on such proposal, and will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of such proposal.

                                VOTING SECURITIES

     Only holders of record of the Company's Common Stock, $.001 par value (the "Common Stock"), and 8% Convertible Preferred Stock, $.001 par value (the "Preferred Stock"), at the close of business on March 26, 1996 are entitled to notice of and to vote at the Annual Meeting. As of March 26, 1996, the Company had issued and outstanding 22,324,773 shares of Common Stock and 161,325 shares of Preferred Stock. Each share of Common Stock and Preferred Stock issued and outstanding on March 26, 1996 is entitled to one vote on each matter to come before the meeting.

     At the Annual Meeting, stockholders will have cumulative voting rights with respect to the election of Directors, pursuant to which each share will have the number of votes for Directors which equals the number of Directors which may be elected (eight). Such votes may be cast for one nominee or allocated among two or more nominees. Stockholders may exercise such rights either in person or by proxy with or without advance notice to the Company. There are no conditions precedent to the exercise of the right to cumulate votes. In the event that the Board of Directors deems it appropriate, proxies may be cumulated and distributed unequally among the eight nominees identified herein in order to ensure the election of the maximum number of such nominees. The eight nominees receiving the highest number of votes at the Annual Meeting will be elected.

                             ELECTION OF DIRECTORS
NOMINEES

     Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. THE BOARD OF DIRECTORS IS OF THE OPINION THAT THE ELECTION TO THE BOARD OF DIRECTORS OF THE PERSONS IDENTIFIED BELOW, ALL OF WHOM ARE CURRENTLY SERVING AS DIRECTORS OF THE COMPANY AND HAVE CONSENTED TO CONTINUE TO SERVE IF ELECTED, WOULD BE IN THE BEST INTERESTS OF THE COMPANY. The names of such nominees are as follows: Ronald P. Arrington, James F. Doherty, John E. Flood, Jr., J. Roberts Fosberg, Craig L. McKnight, Frederick M. Myers, Jon C. Thorson, M.D. and Sam Westover.

     Shares represented by proxies will be voted FOR the election of the above named nominees unless a stockholder indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason a nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the shares represented by proxies voted in favor of the nominee will be voted for such substitute nominee if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

     Set forth below is certain information with respect to the nominees to the Board of Directors of the Company.

                NAME                 AGE                     POSITION
                ----                 ---                     --------
        Ronald P. Arrington          53      Director
        James F. Doherty             66      Director
        John E. Flood, Jr.           66      Director and Vice Chairman of the Board
        J. Roberts Fosberg           59      Director and Chairman of the Board
        Craig L. McKnight            45      Director
        Frederick M. Myers           73      Director
        Jon C. Thorson, M.D.         64      Director
        Sam Westover                 40      President, Chief Executive Officer and Director

     RONALD P. ARRINGTON, ESQ., is Chairman of the Compensation Committee and a member of the Executive Committee of the Board of Directors. He has been a Director of the Company since 1981. Mr. Arrington has been engaged in the practice of law since 1968 and is a member of the law firm of Rutan & Tucker, Costa Mesa, California. Mr. Arrington is currently also a member of the Board of Directors of Proxima Corporation.

     JAMES F. DOHERTY, ESQ., has been a Director of the Company since July 1994. Mr. Doherty is a member of the Compensation Committee of the Board of Directors. He is the former chief administrative officer of Group Health Association of America, Inc. ("GHAA"), the largest national trade association for organized prepaid healthcare systems in the United States. He served as Executive Director of GHAA from July 1979 to March 1986, at which time he was named President of GHAA, a position in which he served until his retirement in September 1993. Mr. Doherty also served as founding president of the National Health Lawyers Association.

     JOHN E. FLOOD, JR., has served as a Director of the Company since 1984. From April 1986 through August 1993 he served as Chairman of the Board of Directors of the Company. He was named Vice Chairman of the Board in August 1993. He is a member of the Audit, Compensation and Executive Committees of the Board of Directors. Mr. Flood is currently a management consultant.

     J. ROBERTS FOSBERG, has served as the Company's Chairman of the Board since August 1993. From July 1986 through August 1993 he served as the Company's President and Chief Executive Officer. Mr. Fosberg was elected to the Company's Board of Directors in September 1986. Mr. Fosberg also serves on the Compensation and Executive Committees of the Board of Directors.

     CRAIG L. MCKNIGHT, has been a Director of the Company since July 1995 and is a member of the Compensation Committee of the Board. Since March 1995, Mr. McKnight has served as Executive Vice President of Magellan Health Services ("Magellan"), which was previously known as Charter Medical Corporation, and since October 1995 Mr. McKnight has also served as Chief Financial Officer of Magellan. From June 1994 to March 1995, Mr. McKnight was the Partner-in-Charge of the Philadelphia Health Care Practice of Coopers & Lybrand L.L.P. Prior to June 1994, Mr. McKnight was responsible for the Health Care Practice of Coopers & Lybrand on the West Coast. Mr. McKnight has 22 years of experience in public accounting.

     FREDERICK M. MYERS, ESQ., has served as a Director of the Company since 1983. Mr. Myers is also Chairman of the Audit Committee and a member of the Compensation Committee of the Board. He is a member of the law firm of Cain, Hibbard, Myers, & Cook, Pittsfield, Massachusetts. Mr. Myers has been engaged in the practice of law since 1948 and has been a Director of Patten Corporation since 1990.

     JON C. THORSON, M.D., has served as a Director of the Company since September 1986 and is a member of the Compensation Committee of the Board. He is President of Alpha Group, a consulting and development firm.

     SAM WESTOVER, has served as President and Chief Executive Officer of the Company since August 1993 and as a Director of the Company since July 1992. Mr. Westover is Chairman of the Executive Committee of the Company's Board of Directors. From January 1993 until August 1993, Mr. Westover served as Senior

Vice President, Chief Financial Officer and Treasurer of Wellpoint Health Networks, the largest publicly traded managed healthcare company in the U.S. Prior to joining Wellpoint, Mr. Westover served as Chief Financial Officer and Senior Vice President, Corporate Financial Services of Blue Cross of California, a position to which he was named in May 1990.

MEETINGS OF BOARD AND COMMITTEES

     The Board of Directors held ten meetings during the fiscal year ended December 31, 1995. No director attended fewer than 75 percent of the aggregate of the meetings of the Board and the Committees upon which he served, except for Mr. Arrington who attended 73 percent of such meetings and Mr. McKnight who attended 67 percent of such meetings held during the period for which he was a director.

     The Board of Directors has standing Executive, Audit and Compensation Committees, but does not have a Nominating Committee. In practice, the entire Board performs the function of a Nominating Committee. The Executive Committee of the Board held no meetings during the fiscal year ended December 31, 1995. The Executive Committee has many of the powers of the full Board of Directors and meets as necessary between Board meetings to transact certain matters which require Board action. The Executive Committee is composed of Mr. Westover, who serves as Chairman, Mr. Arrington, Mr. Flood and Mr. Fosberg.

     The Audit Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 1995. The Committee's responsibility is to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the selection of independent auditors, the determination of the scope of audit procedures, the nature of the services to be performed by and the fees to be paid to the Company's independent auditors, the establishment of the accounting practices of the Company, and the monitoring of all phases of the Company's operations. The Audit Committee is composed of Mr. Myers, who acts as Chairman, and Mr. Flood.

     The Compensation Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 1995. The Committee is responsible for making recommendations to the Board concerning such executive compensation arrangements and plans as it deems appropriate. The Compensation Committee is presently composed of Messrs. Doherty, Flood, Fosberg, McKnight, Myers, Thorson and Mr. Arrington, who serves as Chairman.

BOARD COMPENSATION

     Members of the Board of Directors who are not officers of the Company receive annual fees in the amount of $6,000 in their capacity as Directors. Directors do not receive a per diem fee for their attendance at meetings of the Board or its Committees. In May 1995, each of the Directors who was not then an officer of the Company also received a compensatory option, which vested at date of grant and expires in five years, for the purchase of 10,000 shares of Common Stock under the 1993 Non-Employee Director Plan at the exercise price of $6.8125, for his service on the Board for the twelve month period ended April 30, 1996. The annual fee and options were prorated for Mr. McKnight who was elected after the 1995 Annual Meeting of Stockholders. The option for 8,333 shares of Common Stock granted to Mr. McKnight has an exercise price of $7.125. Directors also received cash reimbursement for travel expenses incurred in attending meetings of the Board of Directors. Members of the Board of Directors who are not employees of the Company and who are elected at the 1996 Annual Meeting of Stockholders will receive options for the purchase of 10,000 shares of the Company's Common Stock at the closing price for such shares on the first business day following such meeting.

     By agreement with the Company's Board of Directors effective February 3, 1995, Mr. J. Roberts Fosberg, Chairman of the Board of the Company, is entitled to receive a cash payment upon the occurrence of any "terminating transaction" entered into by the Company on or before November 26, 1996 in an amount equal to the amount by which the value of the Company's Common Stock for purposes of the "terminating transaction" exceeds the exercise prices of Mr. Fosberg's options for an aggregate of 15,000 shares (i) which were outstanding on February 3, 1995, and (ii) which remain unvested as of the date of the "terminating transaction." The options have an exercise price of $5.563.

     The term "terminating transaction" means any of the following events: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more other corporations (except with respect to a transaction, the sole purpose of which is to change the domicile or name of the Company), as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of all outstanding equity securities of the Company); or (iii) a sale of all or substantially all of the Company's assets.

     Also by agreement with the Company's Board of Directors effective January 1, 1995, Mr. Fosberg's compensation was reduced from $175,000 per year to $6,630 per annum and he retained his health care benefits coverage under the Company's plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Directors Arrington, Doherty, Flood, Fosberg, Myers and Thorson comprised the Compensation Committee of the Board of Directors as of December 31, 1995. Mr. McKnight joined the Compensation Committee as of February 2, 1996. No member of such Committee is or has been an officer or employee of the Company, except for Mr. Fosberg.

     The law firm of Rutan & Tucker, one of the members of which is Mr. Arrington, received compensation for legal services to the Company during fiscal 1995. The Company intends to retain the services of such firm in fiscal 1996.

     Mr. Westover served as Senior Vice President, Chief Financial Officer and Treasurer of Wellpoint Health Networks until he became President and Chief Executive Officer of the Company in August 1993. Wellpoint previously entered into a significant contract with the Company's Systemed Pharmacy Inc. subsidiary to manage and administer a prescription drug plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the last three fiscal years as to (i) the Company's Chief Executive Officer, and (ii) each individual serving as an executive officer of the Company at December 31, 1995 who received more than $100,000 in salary and bonuses for services rendered to the Company during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                       ANNUAL COMPENSATION             COMPENSATION AWARDS
                             ---------------------------------------   -------------------
                                                           OTHER           SECURITIES            ALL
 NAME AND PRINCIPAL                                        ANNUAL          UNDERLYING           OTHER
      POSITION        YEAR    SALARY        BONUS       COMPENSATION       OPTIONS(#)        COMPENSATION
- - --------------------  -----  --------      --------     ------------   -------------------   ------------
Sam Westover........  1995   $220,751      $103,230             --           100,000                 --
President and Chief   1994   $212,500      $218,000             --           100,000                 --
Executive Officer     1993   $109,067(A)         --             --           295,000(B)        $  6,000(C)
Perry I. Cohen......  1995   $189,971      $ 39,814             --            50,000                 --
Senior Vice           1994   $168,784(D)   $211,000(E)          --           250,000                 --
  President
Mark P. Hanrahan....  1995   $131,885      $ 52,515             --            25,000                 --
Senior Vice           1994   $123,750(D)   $ 99,000(F)          --           150,000                 --
  President
Kenneth J. Kay......  1995   $152,888      $ 53,488             --            50,000           $    354(G)
Senior Vice           1994   $ 72,788(D)   $ 51,000             --           150,000                 --
  President,
Finance and
Administration
and Chief Financial
Officer
Michael J. Barone...  1995   $115,485      $ 14,325             --            25,000           $     66(G)
Vice President,       1994   $105,699      $ 30,366             --            50,000                 --
Chief Pharmacy        1993   $ 91,624            --             --                --                 --
Officer

- - ---------------

(A) Represents compensation from the commencement of Mr. Westover's employment as President and Chief Executive Officer of the Company on August 12, 1993.

(B) Includes options for the purchase of 10,000 shares of Common Stock received by Mr. Westover for his service as an outside member of the Board of Directors during fiscal 1993.

(C) Represents compensation received by Mr. Westover for his service as an outside member of the Board of Directors during fiscal 1993.

(D) Represents salary from the commencement of Messrs. Cohen's, Hanrahan's and Kay's employment in January 1994, February 1994 and July 1994, respectively.

(E) Includes the payment of an $80,000 one-time bonus to Mr. Cohen upon his employment with the Company.

(F) Includes the payment of a $10,000 one-time bonus to Mr. Hanrahan upon his employment with the Company.

(G) Represents employer matching contribution under the Section 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning Common Stock options granted to the named executive officers during the fiscal year ended December 31, 1995.

                       OPTION GRANTS IN FISCAL YEAR 1995

                                                                                     POTENTIAL REALIZABLE
                                                                                            VALUE
                                                                                      AT ASSUMED ANNUAL
                                                                                            RATES
                        NUMBER OF                          EXERCISE                     OF STOCK PRICE
                       SECURITIES      PERCENT OF TOTAL       OR                         APPRECIATION
                       UNDERLYING      OPTIONS GRANTED       BASE                     FOR OPTION TERM(C)
                         OPTIONS       TO EMPLOYEES IN       PRICE      EXPIRATION  ----------------------
        NAME           GRANTED(A)      FISCAL YEAR 1995    ($/SH)(B)      DATE         5%          10%
        ----           -----------     ----------------    ---------    --------    --------    ----------
Sam Westover.........    100,000(D)          10.6%          $  6.75      5/26/05    $424,504    $1,075,776
Perry I. Cohen.......     50,000              5.3%          $6.8125      2/06/05    $214,217    $  542,868
Mark P. Hanrahan.....     25,000              2.7%          $6.8125      2/06/05    $107,109    $  271,434
Kenneth J. Kay.......     50,000              5.3%          $6.8125      2/06/05    $214,217    $  542,868
Michael J. Barone....     25,000              2.7%          $6.8125      2/06/05    $107,109    $  271,434

- - ---------------

(A) Unless otherwise indicated, all options are exercisable for a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment, and subject to adjustment upon certain corporate events. Options are exercisable 25 percent upon the one year anniversary of date of grant and 25 percent on each anniversary thereafter.

(B) The options were granted at fair market value on the date of grant. The exercise price may be paid by delivery of cash or already owned shares, subject to certain conditions.

(C) The amounts shown under these columns are the result of calculations at the 5 percent and 10 percent rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

(D) Options are exercisable 25 percent upon grant and 25 percent on each anniversary of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information regarding stock options exercised by the named executive officers during the fiscal year ended December 31, 1995, as well as the number of exercisable and unexercisable stock options and their values at December 31, 1995.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                      NUMBER OF                      VALUE OF
                                                                SECURITIES UNDERLYING          UNEXERCISED IN-THE-
                                                                 UNEXERCISED OPTIONS             MONEY OPTIONS AT
                                                                AT FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(B)
                      SHARES ACQUIRED          VALUE          --------------------------    --------------------------
        NAME          ON EXERCISE (#)     REALIZED ($)(A)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
        ----          ----------------    ----------------    --------------------------    --------------------------
Sam Westover........            --                  --           381,250/125,000                  $2,500/$0
Perry I. Cohen......            --                  --           125,000/175,000               $62,500/$62,500
Mark P. Hanrahan....            --                  --           75,000/100,000                     $0/$0
Kenneth J. Kay......            --                  --           75,000/125,000                     $0/$0
Michael J. Barone...            --                  --            17,000/63,000                 $6,375/$3,000

- - ---------------

(A) Represents market value of underlying securities at exercise date, minus the exercise price of the option.

(B) Represents the NASDAQ closing price of underlying securities at fiscal year-end, minus the exercise price of the options. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

EXECUTIVE COMPENSATION ARRANGEMENTS

     By agreement between the Company and Sam Westover upon his appointment as President and Chief Executive Officer of the Company, Mr. Westover received salary at the monthly rate of $23,750 through December 31, 1993, at which time his salary was adjusted to $212,500 annually. Beginning in 1994 he was also entitled to receive a performance bonus in an amount equal to 75 percent of his base salary upon the achievement of sales and profitability goals as determined by the Board of Directors. Upon the commencement of his employment, Mr. Westover also received an option for the purchase of 285,000 shares of Common Stock of the Company, exercisable for a period of ten years, 33 percent of which vested upon the date of grant, with 33 percent vesting upon each successive anniversary of the date of grant. Under the terms of the Change of Control Severance Agreement dated September 29, 1995 between the Company and Mr. Westover, in the event of an Involuntary Termination of Mr. Westover's employment within three years of a "terminating transaction", Mr. Westover will receive a payment equal to two times his Annual Base Compensation. Annual Base Compensation is the greater of (i) annual base salary and target bonus on the date of the "terminating transaction" and (ii) annual base salary and target bonus on the date of Involuntary Termination. Involuntary Termination is a termination of employment by: (a) discharge by the Company for any reason other than for cause or (b) resignation within six months of one of the following events: (i) a reduction in the annual base salary or target bonus immediately prior to the date of the "terminating transaction"; (ii) any significant reduction in the nature or scope of duties and responsibilities from those applicable immediately prior to the date of the "terminating transaction"; or (iii) change in the location of the principal place of employment by more than 20 miles. The Change of Control Severance Agreement expires July 31, 1998.

     Under the terms of the Employment Agreement (the "Agreement") dated January 19, 1994 between the Company and Perry I. Cohen, Senior Vice President, Mr. Cohen will be employed by the Company for a period of 3 years unless earlier terminated upon material breach by Mr. Cohen. Under the terms of the Agreement, Mr. Cohen will be paid an annual salary of $185,000 subject to performance review increases. Mr. Cohen also received a one-time bonus of $80,000 upon his employment by the Company and was granted an option for the purchase of 250,000 shares of Common Stock. The bonus is subject to reimbursement to the Company by Mr. Cohen in an amount equal to 12 1/2 percent ($10,000) in the event he terminates the Agreement on or between January 19, 1996 and January 19, 1997.

     In February 1996, the Company and Mark P. Hanrahan entered into an agreement which terminated Mr. Hanrahan's employment agreement that was entered into in January 1994. Under the agreement, the

Company will continue to pay Mr. Hanrahan his annual salary of $135,000 through November 15, 1996. The Company is also required to make a final payment to Mr. Hanrahan of $33,750 on November 15, 1996.

     By agreement between the Company and Kenneth J. Kay, Senior Vice President, Finance and Administration, and Chief Financial Officer, entered into upon Mr. Kay's employment by the Company in July 1994, in the event that the Company is acquired during Mr. Kay's employment, the Company will, upon the effective date of such acquisition, make an additional cash payment to Mr. Kay in an amount equal to the difference between the aggregate value (which is the difference between the acquisition price and his exercise price) of his initial stock option grant and $356,250. Under the terms of the Change of Control Severance Agreement dated September 29, 1995 between the Company and Mr. Kay, in the event of an Involuntary Termination of Mr. Kay's employment within three years of a "terminating transaction," Mr. Kay will receive a payment equal to two times his Annual Base Compensation, which is defined above in the description of Mr. Westover's Change of Control Severance Agreement. The Change of Control Severance Agreement expires July 31, 1998.

     Under the terms of an Employment Agreement dated June 30, 1992 between the Company's subsidiary, Systemed Pharmacy Inc., and Michael J. Barone, Mr. Barone's annual salary, which was $115,485 at December 31, 1995, is subject to annual review. Mr. Barone's employment may be terminated by Systemed Pharmacy Inc. following 90 days prior written notice.

     Pursuant to the Company's termination policy, all employees of the Company, including officers, are eligible to receive termination benefits in the event of any involuntary termination of their employment by the Company other than for cause.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS*

     The Compensation Committee of the Board of Directors hereby presents to the stockholders of the Company this report concerning the compensation of the Company's executive officers, including the executive officers named in the Summary Compensation Table contained elsewhere herein. The Compensation Committee is responsible for setting and administering the compensation policies of the Company with respect to its executive officers and, on an annual basis, determining the compensation of each executive officer.

     The Company's executive compensation program is designed to align executive compensation with the Company's performance. The goals of the executive compensation program are: (i) to attract and retain key executives critical to the success of the Company; (ii) to provide levels of compensation which are competitive with those offered by the Company's competitors and by other companies of similar size; and (iii) to motivate executives to enhance long-term stockholder value by building appropriate ownership in the Company. The Company retained the services of an independent executive compensation consulting firm for the last fiscal year to assist the Committee in connection with its duties in executive compensation matters.

     The annual compensation for the executive officers, including Sam Westover, the Company's President and Chief Executive Officer, includes base salary, coupled with cash bonuses and stock options. Base salaries are the fixed component of the executive officers' compensation package. Salaries are set and adjusted based primarily upon competitive standards and length of service, and once adjusted, fall within the median of the range of increases implemented by other companies, of similar size, geographic location and industry, which were surveyed for comparability.

     The award of cash bonuses was made pursuant to the Company's Bonus Plan based upon the performance of the Company and its two principal subsidiaries during 1995 against established Bonus Plan targets for revenues and earnings. Based upon strategic objectives, the Company made a change to weight more heavily the revenue component in 1995 (60 percent) versus the earnings component (40 percent) as compared to the performance targets utilized in the prior year.

     A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of the Company's Common Stock. The award of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's stockholders. Under the Company's stock option plans, options are granted from time to time to certain officers and key employees of the Company at the fair market value of the shares of Common Stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance. The award of stock options to executive officers is determined based upon individual performance, position within the Company, inducement to join and remain with the Company, the amount of options already held, and contribution towards enhancement of stockholder value.

     The Committee has reviewed the 1995 base salaries of each of the executive officers and is of the opinion that such salaries were reasonable in view of those paid by the Company's competitors and by other companies of similar size. The Committee has also reviewed the cash bonuses paid to executive officers pursuant to the Company's Bonus Plan and has determined that such amounts and the previously established revenue and earnings targets upon which such amounts were awarded were reasonable. The Committee also reviewed the stock options awarded to the executive officers for their services in 1995 and is of the opinion that the option awards were reasonable in view of the officers' individual performance and positions with the Company.

     The Committee has also reviewed Mr. Westover's base salary for 1995 and is of the opinion that such salary was reasonable in view of those paid to CEO's of the Company's competitors and by other companies of similar size. Mr. Westover received options for the purchase of 100,000 shares of the Company's Common Stock during 1995 which the Committee believes to be appropriate in light of compensation paid by the Company's competitors and by other companies of a similar size. Mr. Westover received a cash bonus of $103,230 for 1995, pursuant to the terms of the Company's Bonus Plan and the achievement of the established performance factors discussed above. Mr. Westover was paid an annual salary of $221,500 during 1995. The Company has not adopted any policy with respect to limiting executive compensation to the one million dollar deductible maximum permitted under Internal Revenue Code Section 162(m).

                                          COMPENSATION COMMITTEE:

                                          Ronald P. Arrington, Chairman
                                          James F. Doherty
                                          John E. Flood, Jr.
                                          J. Roberts Fosberg
                                          Craig L. McKnight
                                          Frederick M. Myers
                                          Jon C. Thorson, M.D.
- - ---------------

* The preceding report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), including without limitation, all Registration Statements on Form S-3 and Form S-8 filed by the Company which incorporate future Exchange Act filings by reference.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 22, 1996 by the Company's Directors, by the nominees, by the named executive officers, by all Directors and executive officers as a group and by the only persons or entities known to the Company to own beneficially more than 5 percent of the outstanding shares of the Company's voting securities. Unless otherwise indicated, the persons named in the table possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

                                                                    SHARES OF COMMON STOCK
                                                                      OWNED BENEFICIALLY
                                                                     AS OF MARCH 22, 1996
                                                                  --------------------------
                                                                   NO. OF           PERCENT
                                                                   SHARES           OF CLASS
                                                                  ---------         --------
    Wellington Management Company...............................  1,984,000(1)        8.89%
      75 State Street
      Boston, Mass 02109
    American Express Company....................................  1,850,000(2)        8.29%
      American Express Tower
      World Financial Center
      New York, NY 10285
    Foxmeyer Health Corporation.................................  1,676,300(3)         7.5%
      1220 Senlac Drive
      Carrollton, Texas 78006
    Ronald P. Arrington.........................................    109,096(4)         *
    James F. Doherty............................................     18,192(5)         *
    John E. Flood, Jr...........................................    194,162(6)         *
    J. Roberts Fosberg..........................................    773,018(7)         3.4%
    Craig L. McKnight...........................................      8,333(5)         *
    Frederick M. Myers..........................................    171,623(8)         *
    Jon C. Thorson, M.D.........................................    144,178(9)         *
    Sam Westover................................................    406,250(5)         1.8%
    Perry I. Cohen..............................................    212,500(5)         *
    Mark P. Hanrahan............................................    118,750(5)         *
    Kenneth J. Kay..............................................    106,250(5)         *
    Michael J. Barone...........................................     77,863(10)        *
    All Directors and Executive Officers as a Group (16
      Persons)..................................................  2,450,165(11)       10.6%

- - ---------------

  *  Represents less than 1 percent of the outstanding shares.

 (1) Information set forth in the table is based on Wellington's Schedule 13G dated December 31, 1995.

 (2) Information set forth in the table is based on American Express Company's
     Schedule 13G dated December 31, 1995. The shares are owned by American Express Company, American Express Financial Corporation and IDS Life Capital Resource Fund, which filed a Schedule 13G as a group. The Company has subsequently received a new Schedule 13G dated March 29, 1996 from American Express Company indicating that its ownership of Common Stock has fallen below the 5 percent level.

 (3) Information set forth in the table is based on Foxmeyer Health Corporation's Schedule 13D (formerly NII Health Care Corporation), as amended, filed August 11, 1994.

 (4) Includes 60,000 shares subject to presently exercisable options and 49,096 shares held in a family trust.

 (5) Represents shares subject to presently exercisable options.

 (6) Includes 110,000 shares subject to presently exercisable options and 58,585 shares held in a family trust.

 (7) Consists of 430,000 shares subject to presently exercisable options and 343,018 shares held in a family trust.

 (8) Mr. Myers holds 2,500 shares of Convertible Preferred Stock (representing
     1.5 percent of that class). The table includes 3,375 shares issuable upon conversion of the Convertible Preferred Stock and 60,000 shares subject to presently exercisable options. Also includes 50,556 Common Stock shares owned by Mr. Myer's wife, as to which Mr. Myers disclaims beneficial ownership.

 (9) Includes 30,000 shares subject to presently exercisable options, and 20,613 shares of Common Stock issuable upon conversion of the Company's 10% Senior Secured Convertible Notes.

(10) Includes 43,750 shares subject to presently exercisable options and 1,752 shares held in an IRA trust.

(11) Includes 1,461,442 shares subject to presently exercisable options, 20,613 shares of Common Stock issuable upon conversion of the Notes described above and 3,375 shares issuable upon conversion of Convertible Preferred Stock.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations by Directors and executive officers of the Company that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to the Company's officers, Directors and greater than 10 percent beneficial owners were complied with, except that the following persons were late in filing their Form 3, Initial Statement of Beneficial Ownership of
Securities: Michael J. Barone, James J. Brehany, Paul H. Hayase, Craig L. McKnight and Dennis K. Tsuyuki.

                            STOCK PERFORMANCE GRAPH*

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on its market price, with the cumulative total return of companies on the Total Return Index for the NASDAQ Stock Market and Value Line's Index for the Medical Supplies Industry for the period beginning December 31, 1990 through December 31, 1995.

      Measurement Period
    (Fiscal Year Covered)      NASDAQ      Medical Supplies    Systemed
1990                          $100            $100              $100
1991                           160.56          163.34            213.04
1992                           186.87          144.55            243.45
1993                           214.51          128.80            156.52
1994                           209.69          151.54            243.48
1995                           296.30          223.53            160.87

Note: Assumes $100 invested on December 31, 1990 in the Company, the Total Return Index for the NASDAQ Stock Market and the Value Line Index for the Medical Supplies Industry. The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year. Also assumes reinvestment of dividends.

- - ---------------

* The information set forth in the preceding graph shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933 or the Securities Exchange Act of 1934 ("Exchange Act") including without limitation, all Registration Statements on Form S-3 and Form S-8 filed by the Company which incorporate future Exchange Act filings by reference.

                               INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Arthur Andersen LLP, certified public accountants, to audit the accounts of the Company for the year ending December 31, 1996, and to perform other accounting services for the Company as needed. Arthur Andersen LLP was the certified public accountants for the year ended December 31, 1995 and Ernst & Young LLP was the certified public accountants for the year ended December 31, 1994. A representative of Arthur Andersen LLP will be at the Annual Meeting of Stockholders to be held on May 24, 1996 and will be available to respond to appropriate questions.

     On March 30, 1995, the Company with the approval of the Board of Directors, advised Ernst & Young LLP that the Company was ending its relationship with such accounting firm, and was retaining the accounting firm of Arthur Andersen LLP, as auditors for the fiscal year ended December 31, 1995. The decision to retain Arthur Andersen LLP was based upon a cost/benefit analysis performed by the Company of its overall relationship and level of services provided and was not motivated by any disagreements between the Company and Ernst & Young LLP concerning any accounting matters. Ernst & Young LLP was originally retained in 1984. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1994, and in the subsequent interim period, there have been no disagreements with Ernst & Young LLP relative to accounting principles or practices, financial statement disclosure, auditing scope or procedures, which if not resolved to Ernst & Young LLP's satisfaction, would have resulted in a reference to the subject matters of the disagreement, in connection with its report. For the past two fiscal years, Ernst & Young LLP's reports on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(l)(v) of Regulation S-K.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholders are advised that any stockholder proposal intended for consideration at the 1997 Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement no later than December 12, 1996 to be included in the proxy material for the 1997 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission, is available without charge by writing to: Corporate Secretary, Systemed Inc., 970 West 190th Street, Suite 400, Torrance, California 90502.

                                 OTHER MATTERS

     The Board of Directors knows of no matter to come before the stockholders' meeting other than as specified herein. If other business should, however, be properly brought before such meeting the persons voting the proxies will vote them in accordance with their best judgment.

     STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          Sam Westover
                                          President and Chief Executive Officer

Torrance, California
April 19, 1996

                                SYSTEMED INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 24, 1996
P
R          The undersigned, revoking any proxy heretofore given, hereby appoints
O      Sam Westover and Kenneth J. Kay or either of them, proxies of the
X      undersigned, each with full power of substitution, to vote and act on
Y and consent with respect to all of the securities which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Systemed Inc. to be held at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California on Friday, May 24, 1996 at 9:00 a.m. and at any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

           THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSALS NOTED IN PARAGRAPH 1 ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

           The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

           The undersigned acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
       (3) Annual Report of the Company for the fiscal year ended December 31, 1995.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                                                    -----------
                 CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE       SEE REVERSE
                                                                        SIDE
                                                                    -----------

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

          PLEASE COMPLETE, DATE, SIGN AND RETURN, THIS PROXY IN THE
                         ENCLOSED POST-PAID ENVELOPE.

1.        Election of the following Directors:

NOMINEES: Ronald P. Arrington, James F. Doherty, John E. Flood, Jr., J. Roberts Fosberg, Craig L. McKnight, Frederick M. Myers, Jon C. Thorson, M.D. and Sam Westover.

                           FOR          WITHHELD
                           [ ]             [ ]

For except vote withheld from the following nominee(s):          MARK HERE
                                                               FOR ADDRESS [ ]
- - --------------------------------------------------------------- CHANGE AND
                                                                NOTE BELOW

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED BY THE DESIGNATED PROXIES FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED HEREIN, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF CUMULATIVE VOTING PROCEDURES ARE INVOKED AT THE ANNUAL MEETING, AND THIS PROXY CARD INDICATES "FOR" OR NO CHOICE ON PROPOSAL 1, THE DESIGNATED PROXIES ARE AUTHORIZED TO DISTRIBUTE VOTES REPRESENTED BY THIS PROXY IN THEIR DISCRETION, SO AS TO ELECT THE MAXIMUM NUMBER OF MANAGEMENT NOMINEES WHICH MAY BE ELECTED BY CUMULATIVE VOTING.

                                Please date and sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their full titles.


                                Signature:                    Date
                                          --------------------    -------------


                                Signature:                    Date
                                          --------------------    -------------